Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2023 Second Quarter Financial Results

•	Q2 GAAP Earnings per Share $0.63, Non-GAAP Earnings per Share $1.21
•	Q2 Total Revenue $12.3 billion, up 18% in USD, up 25% in constant currency
•	Q2 Cloud Revenue (IaaS plus SaaS) $3.8 billion, up 43% in USD, up 48% in constant currency
•	Q2 Cloud Infrastructure (IaaS) Revenue $1.0 billion, up 53% in USD, up 59% in constant currency
•	Q2 Cloud Application (SaaS) Revenue $2.8 billion, up 40% in USD, up 45% in constant currency
•	Q2 Fusion Cloud ERP (SaaS) Revenue $0.6 billion, up 23% in USD, up 28% in constant currency
•	Q2 NetSuite Cloud ERP (SaaS) Revenue $0.6 billion, up 25% in USD, up 29% in constant currency

AUSTIN, Texas, December 12, 2022 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2023 Q2 results. Total quarterly revenues were up 18% year-over-year in USD and up 25% in constant currency to $12.3 billion. Cloud services and license support revenues were up 14% in USD and up 20% in constant currency to $8.6 billion. Cloud license and on-premise license revenues were up 16% in USD and up 23% in constant currency to $1.4 billion. For the second quarter of fiscal 2023, Cerner contributed $1.5 billion to total revenues.

Q2 GAAP operating income was $3.1 billion. Non-GAAP operating income was $5.1 billion, up 5% in USD and up 12% in constant currency. GAAP operating margin was 25%, and non-GAAP operating margin was 41%. GAAP net income was $1.7 billion, and non-GAAP net income was $3.3 billion. Q2 GAAP earnings per share was $0.63 while non-GAAP earnings per share was $1.21.

Short-term deferred revenues were $8.7 billion. Operating cash flow was $15.1 billion during the trailing twelve months.

The strengthening of the U.S. dollar compared to foreign currencies had a significant impact on results in the quarter. Without the impact of the U.S. dollar strengthening compared to foreign currencies, Oracle’s reported Q2 non-GAAP earnings per share would have been 9 cents higher.

“In Q2, Oracle’s total revenue grew 25% in constant currency—exceeding the high end of our guidance by more than $200 million,” said Oracle CEO, Safra Catz. “That strong overall revenue growth was powered by our infrastructure and applications cloud businesses that grew 59% and 45% respectively, in constant currency. Fusion Cloud ERP grew 28% in constant currency, NetSuite Cloud ERP grew 29% in constant currency—each and every one of our strategic businesses delivered solid revenue growth in the quarter.”

“Since the acquisition, Cerner has contributed to Oracle’s growth—and Oracle has helped Cerner improve its technology,” said Oracle Chairman and CTO, Larry Ellison. “But we are just beginning our mission to modernize healthcare information systems. In the wake of the COVID pandemic, there is a worldwide sense of urgency to transform and improve national healthcare systems. Our goals are ambitious: fully automate clinical trials to shorten the time it takes to deliver lifesaving new drugs to patients, enable doctors to easily access better information leading to better patient outcomes, and provide public health professionals with an early warning system that locates and identifies new pathogens in time to prevent the next pandemic. The scale of this opportunity is unprecedented—and so is the responsibility that goes along with it.”

The board of directors declared a quarterly cash dividend of $0.32 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on January 10, 2023, with a payment date of January 24, 2023.

•	A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•	A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•	To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports.html.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, and MySQL are registered trademarks of Oracle Corporation.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding our plans to modernize healthcare information systems and improve public health, are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services; supply chain constraints and third-party manufacturing and logistics delays; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; the COVID-19 pandemic; economic, political and market conditions; information technology system failures, privacy concerns and cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of December 12, 2022. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q2 FISCAL 2023 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended November 30,				% Increase	% Increase (Decrease)
	2022	% of Revenues	2021	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$8,598	70%	$7,554	73%	14%	20%
Cloud license and on-premise license	1,435	12%	1,237	12%	16%	23%
Hardware	850	7%	767	7%	11%	16%
Services	1,392	11%	802	8%	74%	83%
Total revenues	12,275	100%	10,360	100%	18%	25%
OPERATING EXPENSES
Cloud services and license support	1,891	15%	1,259	12%	50%	55%
Hardware	286	2%	229	2%	25%	31%
Services	1,181	10%	671	7%	76%	85%
Sales and marketing	2,216	18%	1,954	19%	13%	18%
Research and development	2,158	18%	1,754	17%	23%	26%
General and administrative	366	3%	319	3%	15%	19%
Amortization of intangible assets	907	7%	299	3%	203%	204%
Acquisition related and other (2)	62	1%	4,667	45%	(99%)	(99%)
Restructuring	137	1%	32	0%	330%	376%
Total operating expenses	9,204	75%	11,184	108%	(18%)	(15%)
OPERATING INCOME (LOSS)	3,071	25%	(824)	(8%)	*	*
Interest expense	(856)	(7%)	(679)	(6%)	26%	26%
Non-operating (expenses) income, net	(71)	(1%)	7	0%	*	*
INCOME (LOSS) BEFORE INCOME TAXES	2,144	17%	(1,496)	(14%)	*	*
(Provision for) benefit from income taxes	(403)	(3%)	249	2%	*	*
NET INCOME (LOSS)	$1,741	14%	$(1,247)	(12%)	*	*
EARNINGS (LOSS) PER SHARE:
Basic	$0.65		$(0.46)
Diluted	$0.63		$(0.46)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,695		2,694
Diluted	2,746		2,694

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended November 30, 2022 compared with the corresponding prior year period decreased our total revenues by 7 percentage points and total operating expenses by 3 percentage points.

(2)	Acquisition related and other for the three months ended November 30, 2021 included the impact of litigation related charges totaling $4.7 billion.
*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2023 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended November 30,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2022 GAAP	Adj.	2022 Non-GAAP	2021 GAAP	Adj.	2021 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$12,275	$—	$12,275	$10,360	$—	$10,360	18%	18%	25%	25%
TOTAL OPERATING EXPENSES	$9,204	$(2,015)	$7,189	$11,184	$(5,679)	$5,505	(18%)	31%	(15%)	36%
Stock-based compensation (3)	909	(909)	—	681	(681)	—	33%	*	33%	*
Amortization of intangible assets (4)	907	(907)	—	299	(299)	—	203%	*	204%	*
Acquisition related and other	62	(62)	—	4,667	(4,667)	—	(99%)	*	(99%)	*
Restructuring	137	(137)	—	32	(32)	—	330%	*	376%	*
OPERATING INCOME (LOSS)	$3,071	$2,015	$5,086	$(824)	$5,679	$4,855	*	5%	*	12%
OPERATING MARGIN %	25%		41%	(8%)		47%	*	(543) bp.	*	(485) bp.
INCOME TAX EFFECTS (5)	$(403)	$(444)	$(847)	$249	$(1,052)	$(803)	*	5%	*	14%
NET INCOME (LOSS)	$1,741	$1,571	$3,312	$(1,247)	$4,627	$3,380	*	(2%)	*	6%
DILUTED EARNINGS (LOSS) PER SHARE (6)	$0.63		$1.21	$(0.46)		$1.21	*	(1%)	*	7%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (6)	2,746	—	2,746	2,694	91	2,785	2%	(1%)	2%	(1%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended November 30, 2022			Three Months Ended November 30, 2021
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$113	$(113)	$—	$50	$(50)	$—
Hardware	5	(5)	—	4	(4)	—
Services	35	(35)	—	18	(18)	—
Sales and marketing	151	(151)	—	120	(120)	—
Research and development	510	(510)	—	423	(423)	—
General and administrative	95	(95)	—	66	(66)	—
Total stock-based compensation	$909	$(909)	$—	$681	$(681)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of November 30, 2022 was as follows:

Remainder of fiscal 2023	$1,755
Fiscal 2024	2,995
Fiscal 2025	2,283
Fiscal 2026	1,620
Fiscal 2027	664
Fiscal 2028	635
Thereafter	1,641
Total intangible assets, net	$11,593

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 18.8% and (16.6%) in the second quarter of fiscal 2023 and 2022, respectively, and an effective non-GAAP tax rate of 20.4% and 19.2% in the second quarter of fiscal 2023 and 2022, respectively. The difference in our GAAP and non-GAAP tax rates in the second quarter of fiscal 2023 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure. The difference in our GAAP and non-GAAP tax rates in the second quarter of fiscal 2022 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the net tax effects for litigation related charges (refer to Appendix A for additional information), and the net tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

(6)

In the second quarter of fiscal 2022, GAAP diluted loss per share was calculated excluding the dilutive effects of 91 million shares related to employee stock plans as the effect would be anti-dilutive.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2023 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Six Months Ended November 30,				% Increase	% Increase (Decrease)
	2022	% of Revenues	2021	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$17,015	72%	$14,925	74%	14%	20%
Cloud license and on-premise license	2,339	10%	2,049	10%	14%	21%
Hardware	1,613	7%	1,530	8%	5%	11%
Services	2,753	11%	1,583	8%	74%	83%
Total revenues	23,720	100%	20,087	100%	18%	24%
OPERATING EXPENSES
Cloud services and license support	3,626	15%	2,472	12%	47%	52%
Hardware	536	2%	474	2%	13%	18%
Services	2,233	9%	1,315	7%	70%	79%
Sales and marketing	4,393	19%	3,808	19%	15%	20%
Research and development	4,251	18%	3,438	17%	24%	26%
General and administrative	777	3%	618	3%	26%	30%
Amortization of intangible assets	1,826	8%	603	3%	203%	204%
Acquisition related and other (2)	103	1%	4,687	24%	(98%)	(98%)
Restructuring	281	1%	70	0%	301%	340%
Total operating expenses	18,026	76%	17,485	87%	3%	6%
OPERATING INCOME	5,694	24%	2,602	13%	119%	159%
Interest expense	(1,643)	(7%)	(1,384)	(7%)	19%	19%
Non-operating expenses, net	(251)	(1%)	(34)	0%	638%	658%
INCOME BEFORE INCOME TAXES	3,800	16%	1,184	6%	221%	359%
(Provision for) benefit from income taxes	(511)	(2%)	25	0%	*	*
NET INCOME	$3,289	14%	$1,209	6%	172%	289%
EARNINGS PER SHARE:
Basic	$1.22		$0.44
Diluted	$1.20		$0.43
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,690		2,731
Diluted	2,747		2,823

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the six months ended November 30, 2022 compared with the corresponding prior year period decreased our total revenues by 6 percentage points, total operating expenses by 3 percentage points and operating income by 40 percentage points.

(2)	Acquisition related and other for the six months ended November 30, 2021 included the impact of litigation related charges totaling $4.7 billion.
*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2023 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Six Months Ended November 30,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2022 GAAP	Adj.	2022 Non-GAAP	2021 GAAP	Adj.	2021 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$23,720	$—	$23,720	$20,087	$—	$20,087	18%	18%	24%	24%
TOTAL OPERATING EXPENSES	$18,026	$(3,869)	$14,157	$17,485	$(6,586)	$10,899	3%	30%	6%	35%
Stock-based compensation (3)	1,659	(1,659)	—	1,226	(1,226)	—	35%	*	35%	*
Amortization of intangible assets (4)	1,826	(1,826)	—	603	(603)	—	203%	*	204%	*
Acquisition related and other	103	(103)	—	4,687	(4,687)	—	(98%)	*	(98%)	*
Restructuring	281	(281)	—	70	(70)	—	301%	*	340%	*
OPERATING INCOME	$5,694	$3,869	$9,563	$2,602	$6,586	$9,188	119%	4%	159%	11%
OPERATING MARGIN %	24%		40%	13%		46%	1,105 bp.	(543) bp.	1,279 bp.	(484) bp.
INCOME TAX EFFECTS (5)	$(511)	$(1,018)	$(1,529)	$25	$(1,473)	$(1,448)	*	6%	*	14%
NET INCOME	$3,289	$2,851	$6,140	$1,209	$5,113	$6,322	172%	(3%)	289%	5%
DILUTED EARNINGS PER SHARE	$1.20		$2.24	$0.43		$2.24	179%	0%	300%	8%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,747	—	2,747	2,823	—	2,823	(3%)	(3%)	(3%)	(3%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Six Months Ended November 30, 2022			Six Months Ended November 30, 2021
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$204	$(204)	$—	$90	$(90)	$—
Hardware	9	(9)	—	7	(7)	—
Services	60	(60)	—	32	(32)	—
Sales and marketing	275	(275)	—	215	(215)	—
Research and development	932	(932)	—	767	(767)	—
General and administrative	179	(179)	—	115	(115)	—
Total stock-based compensation	$1,659	$(1,659)	$—	$1,226	$(1,226)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of November 30, 2022 was as follows:

Remainder of fiscal 2023	$1,755
Fiscal 2024	2,995
Fiscal 2025	2,283
Fiscal 2026	1,620
Fiscal 2027	664
Fiscal 2028	635
Thereafter	1,641
Total intangible assets, net	$11,593

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 13.4% and (2.1%) in the first half of fiscal 2023 and 2022, respectively, and an effective non-GAAP tax rate of 19.9% and 18.6% in the first half of fiscal 2023 and 2022, respectively. The difference in our GAAP and non-GAAP tax rates in the first half of fiscal 2023 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure. The difference in our GAAP and non-GAAP tax rates in the first half of fiscal 2022 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the net tax effects for litigation related charges (refer to Appendix A for additional information), and the net tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2023 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	November 30, 2022	May 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$6,813	$21,383
Marketable securities	537	519
Trade receivables, net	6,197	5,953
Prepaid expenses and other current assets	4,014	3,778
Total Current Assets	17,561	31,633
Non-Current Assets:
Property, plant and equipment, net	14,351	9,716
Intangible assets, net	11,593	1,440
Goodwill, net	61,513	43,811
Deferred tax assets	12,091	12,782
Other non-current assets	11,360	9,915
Total Non-Current Assets	110,908	77,664
TOTAL ASSETS	$128,469	$109,297
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Notes payable and other borrowings, current	$9,746	$3,749
Accounts payable	1,647	1,317
Accrued compensation and related benefits	1,780	1,944
Deferred revenues	8,705	8,357
Other current liabilities	5,228	4,144
Total Current Liabilities	27,106	19,511
Non-Current Liabilities:
Notes payable and other borrowings, non-current	81,173	72,110
Income taxes payable	11,128	12,210
Deferred tax liabilities	7,165	6,031
Other non-current liabilities	5,673	5,203
Total Non-Current Liabilities	105,139	95,554
Stockholders’ Deficit	(3,776)	(5,768)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$128,469	$109,297

ORACLE CORPORATION

Q2 FISCAL 2023 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Six Months Ended November 30,
	2022	2021
Cash Flows From Operating Activities:
Net income	$3,289	$1,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,138	913
Amortization of intangible assets	1,826	603
Deferred income taxes	(852)	(820)
Stock-based compensation	1,659	1,226
Other, net	289	(176)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	516	789
Decrease in prepaid expenses and other assets	121	263
Decrease in accounts payable and other liabilities	(785)	(918)
Decrease in income taxes payable	(327)	(849)
Increase (decrease) in deferred revenues	369	(531)
Net cash provided by operating activities	7,243	1,709
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(603)	(9,631)
Proceeds from sales and maturities of marketable securities and other investments	462	21,617
Acquisitions, net of cash acquired	(27,799)	(50)
Capital expenditures	(4,154)	(1,987)
Net cash (used for) provided by investing activities	(32,094)	9,949
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(1,000)	(15,001)
Proceeds from issuances of common stock	661	305
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(895)	(890)
Payments of dividends to stockholders	(1,723)	(1,748)
Proceeds from issuances of commercial paper, net of repayments	1,880	—
Proceeds from issuances of senior notes and other borrowings, net of issuance costs	28,280	—
Repayments of senior notes and other borrowings	(16,692)	(5,750)
Other, net	(56)	(437)
Net cash provided by (used for) financing activities	10,455	(23,521)
Effect of exchange rate changes on cash and cash equivalents	(174)	(297)
Net decrease in cash and cash equivalents	(14,570)	(12,160)
Cash and cash equivalents at beginning of period	21,383	30,098
Cash and cash equivalents at end of period	$6,813	$17,938

ORACLE CORPORATION

Q2 FISCAL 2023 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2022				Fiscal 2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$15,325	$10,255	$10,396	$9,539	$10,542	$15,073

Capital Expenditures	(2,761)	(3,118)	(3,805)	(4,511)	(5,168)	(6,678)

Free Cash Flow	$12,564	$7,137	$6,591	$5,028	$5,374	$8,395

% Growth over prior year	9%	(41%)	(49%)	(63%)	(57%)	18%

GAAP Net Income	$13,952	$10,262	$7,560	$6,717	$5,808	$8,797

Free Cash Flow as a % of Net Income	90%	70%	87%	75%	93%	95%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q2 FISCAL 2023 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2022					Fiscal 2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services	$2,461	$2,667	$2,791	$2,890	$10,809	$3,579	$3,813			$7,392
License support	4,910	4,887	4,846	4,722	19,365	4,838	4,785			9,623
Cloud services and license support	7,371	7,554	7,637	7,612	30,174	8,417	8,598			17,015
Cloud license and on-premise license	813	1,237	1,289	2,539	5,878	904	1,435			2,339
Hardware	763	767	798	856	3,183	763	850			1,613
Services	781	802	789	833	3,205	1,361	1,392			2,753
Total revenues	$9,728	$10,360	$10,513	$11,840	$42,440	$11,445	$12,275			$23,720
AS REPORTED REVENUE GROWTH RATES
Cloud services	19%	22%	24%	19%	21%	45%	43%			44%
License support	1%	(1%)	(3%)	(5%)	(2%)	(1%)	(2%)			(2%)
Cloud services and license support	6%	6%	5%	3%	5%	14%	14%			14%
Cloud license and on-premise license	(8%)	13%	1%	18%	9%	11%	16%			14%
Hardware	(6%)	(9%)	(3%)	(3%)	(5%)	0%	11%			5%
Services	8%	7%	7%	3%	6%	74%	74%			74%
Total revenues	4%	6%	4%	5%	5%	18%	18%			18%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services	18%	22%	26%	22%	22%	50%	48%			49%
License support	(1%)	(1%)	0%	(1%)	(1%)	4%	4%			4%
Cloud services and license support	5%	6%	8%	7%	6%	20%	20%			20%
Cloud license and on-premise license	(9%)	16%	4%	25%	12%	19%	23%			21%
Hardware	(7%)	(8%)	1%	2%	(3%)	5%	16%			11%
Services	7%	7%	11%	7%	8%	84%	83%			83%
Total revenues	2%	6%	7%	10%	7%	23%	25%			24%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$3,041	$3,149	$3,187	$3,235	$12,612	$4,016	$4,080			$8,096
Infrastructure cloud services and license support	4,330	4,405	4,450	4,377	17,562	4,401	4,518			8,919
Total cloud services and license support revenues	$7,371	$7,554	$7,637	$7,612	$30,174	$8,417	$8,598			$17,015
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	8%	9%	8%	6%	8%	32%	30%			31%
Infrastructure cloud services and license support	5%	5%	3%	1%	3%	2%	3%			2%
Total cloud services and license support revenues	6%	6%	5%	3%	5%	14%	14%			14%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	7%	8%	10%	9%	8%	37%	35%			36%
Infrastructure cloud services and license support	3%	5%	7%	5%	5%	7%	9%			8%
Total cloud services and license support revenues	5%	6%	8%	7%	6%	20%	20%			20%
GEOGRAPHIC REVENUES
Americas	$5,321	$5,736	$5,849	$6,774	$23,679	$7,192	$7,786			$14,978
Europe/Middle East/Africa	2,784	2,953	3,014	3,260	12,011	2,691	2,895			5,586
Asia Pacific	1,623	1,671	1,650	1,806	6,750	1,562	1,594			3,156
Total revenues	$9,728	$10,360	$10,513	$11,840	$42,440	$11,445	$12,275			$23,720

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022 and 2021 for the fiscal 2023 and fiscal 2022 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q2 FISCAL 2023 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. For all periods presented, acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. For the three and six months ended November 30, 2021, acquisition related and other expenses substantially consisted of litigation related charges totaling $4.7 billion that we generally do not expect to recur, and we consider the $4.7 billion of litigation related charges to be outside our ordinary course of business based on the following considerations: (i) the unprecedented nature of the litigation related charges including the nature and size of the damages awarded; (ii) the dissimilarity of this litigation and related charges to recurring litigation of which we are a party in our normal business course for which any and all such charges are included in our GAAP operating results and non-GAAP measures; (iii) the complexity of the case; (iv) the counterparty involved; and (v) our expectation that litigation related charges of this nature will not recur in future periods; amongst other factors. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.